Exhibit 32.2

Certification of Principal Financial Officer Pursuant to 18 U.S.C. Section 1350 as Adopted Pursuant to Section 906 of the
Sarbanes-Oxley Act of 2002

In connection with the Amendment No. 2 to the Annual Report on Form 10-K/A of ScION Tech Growth I (the “Company”) for the period from October 7, 2020 (inception) through December 31, 2020, as filed with the Securities and Exchange Commission (the “Report”), I, Alex Triplett, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted by §906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	To my knowledge, the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the period covered by the Report.

Date: January 10, 2022

By:	/s/ Alex Triplett
Name:	Alex Triplett
Title:	Chief Financial Officer (Principal Financial and Accounting Officer)